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                                                                     EXHIBIT 9.1


                            STOCKHOLDERS AGREEMENT


          THIS STOCKHOLDERS AGREEMENT, is dated as of September 24, 1996 (this "Agreement"), by and among Sunrise Medical Inc., a Delaware corporation (the
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"Parent"), Kid-Kart, Inc., a Montana corporation (the "Company"), Jay Medical
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Ltd., a Delaware corporation and wholly owned subsidiary of the Parent (the
"Purchaser"), and Wayne Hanson and William Senecal (collectively, the
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"Stockholders").
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                                    RECITALS
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          A.  Concurrently with the execution of this Agreement, the Parent, the
Company and the Purchaser have entered into an Agreement and Plan of Merger (as such agreement, including the schedules and exhibits attached thereto, may hereafter be amended from time to time, the "Merger Agreement"), pursuant to
                                             ----------------
which the Company will be merged with and into the Purchaser (the "Merger").
                                                                   ------

          B. Wayne Hanson, the President and Chief Executive Officer of the Company, owns 14,400 shares, or 26.9% of the outstanding shares of the Company's Common Stock and William Senecal, the Chief Financial Officer of the Company, owns 2,300 shares, or 4.29% of the outstanding shares of the Company's Common Stock.

          C. As an inducement and a condition to entering into the Merger Agreement, the Parent and the Purchaser have required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the parties hereto agree as follows:

          I.  Certain Definitions.  Capitalized terms used and not
              -------------------
defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

              1.1  "Beneficially Own" or "Beneficial Ownership"
                    ------------------------------------------
with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act.

              1.2  "Expiration Date" shall mean the earlier
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to occur of (i) the Closing Date or (ii) the termination of the Merger
Agreement.
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              1.3  "Person" shall mean an individual, corporation,
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partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

              1.4  "Representative" shall mean, with respect to any Person,
                    --------------
any affiliate, trustee, officer, director, employee, partner, investment banker, attorney, accountants or other agents or representative of such Person.

         II.  Representations, Warranties, Covenants and Agreements of Each
              -------------------------------------------------------------
Stockholder.  Each Stockholder hereby represents and warrants to, and covenants
-----------
and agrees with, the Company, the Parent and the Purchaser, as follows:

              2.1  Ownership of Shares.  Such Stockholder is the record and
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Beneficial Owner of the Shares set forth in Recital B hereof.

              2.2  Authorization.  This Agreement has been duly and validly
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executed and delivered by such Stockholder and constitutes a valid and binding agreement enforceable against such Stockholder in accordance with its terms, in each case except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

              2.3  Voting of Company Stock; Support of Merger.
                   ------------------------------------------
Such Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the Expiration Date, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the Stockholders, however called, or in connection with any written consent of the Stockholders, that such Majority Stockholder agrees to vote (or cause to be voted) his or its Shares (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and all exhibits thereto (the "Transaction Documents") and the approval and adoption of the terms thereof and each of the other actions contemplated by the Transaction Documents and any action required in furtherance thereof; or (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents. Such Stockholder further agrees to publicly support the Merger at any such meeting. Such Stockholder agrees not to enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions and agreements contained herein.

              2.4  Disclosure.  Such Stockholder hereby agrees to permit the
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Parent and the Purchaser to publish and disclose in the Registration Statement and Proxy Statement its identity and ownership of Shares and the nature of his or its commitments, arrangements and understandings under this Agreement.

              2.5  No Solicitation.  Such Stockholder agrees not to, and agrees
                   ---------------
not to cause its Representatives to, directly or indirectly (i) initiate, solicit or encourage, participate or engage in or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any acquisition of the stock or assets of the Company (a "Proposed Acquisition Transaction"). Such Stockholder agrees to notify the Parent and the Purchaser orally and in writing of any such offers, proposals, or inquiries relating to the purchase or acquisition by any

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Person of the Shares (including, without limitation, the terms and conditions thereof and the identity of the Person making it), within 24 hours of the receipt thereof.

              2.6  Restriction on Transfer, Proxies, Conversion
                   --------------------------------------------
and Non-Interference.  Except as applicable in connection with the
--------------------
Transactions, such Stockholder agrees not to directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares of such Stockholder governed by this Agreement or any interest therein; or (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit such Shares into a voting trust or enter into a voting agreement with respect to such Shares.

              2.7  Review of Merger Agreement; Reliance by the Parent.
                   --------------------------------------------------
Such Stockholder has reviewed and understands the Merger Agreement.
Such Stockholder understands and acknowledges that the Parent and the Purchaser are to enter into the Transaction Documents in reliance upon such Stockholder's execution and delivery of this Agreement.

        III.  Miscellaneous.
              -------------

              3.1  Further Assurances.  From time to time, at the other party's
                   ------------------
request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the Transactions.

              3.2  Termination.  Except as otherwise provided herein, the
                   -----------
covenants and agreements contained herein with respect to the Shares governed by this Agreement shall terminate upon the earlier of (i) the consummation of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms.

              3.3  Assignment.  Neither this Agreement nor any of the rights
                   ----------
or obligations hereunder may be assigned by any party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

              3.4  Notices.  All notices, requests, demands and other
                   -------
communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g.,
                                                                         ----
Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to the addresses set forth in the Merger Agreement. Notice to any Stockholder shall be sent to the address of such Majority Stockholder set forth on the signature page hereto.

              3.5  Entire Agreement; Amendments; Extensions and Waivers.
                   ----------------------------------------------------
This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or

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written, of the parties.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, extension, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

              3.6  Multiple Counterparts.  This Agreement may be executed
                   ---------------------
in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              3.7  Invalidity.  In the event that any one or more of the
                   ----------
provisions contained in this Agreement, the other Transaction Documents or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

              3.8  Titles.  The titles, captions or headings of the Sections
                   ------
herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

              3.9  Cumulative Remedies.  All rights and remedies of either
                   -------------------
party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

              3.10 Governing Law; Jurisdiction.  IT IS THE PARTIES' INTENT
                   ---------------------------
THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

              3.11 Arbitration.  Notwithstanding anything herein to the
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contrary, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration in San Diego, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.
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          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders
Agreement as of the date first written above.

"COMPANY"

KID-KART, INC.,
a Montana corporation


By
  ------------------------------------
 Wayne Hanson
 President and Chief Executive Officer


"PURCHASER"

JAY MEDICAL LTD.,
a Delaware corporation


By
  ------------------------------------
 Name:
 Title:


"PARENT"

SUNRISE MEDICAL INC.,
a Delaware corporation


By
  ------------------------------------
 Name:
 Title:

"STOCKHOLDERS"


--------------------------------------
Wayne Hanson


--------------------------------------
William Senecal

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